UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008
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DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Name of small business in its charter)

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Nevada	333-145316	20-5621294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21751 W. Eleven Mile Road Suite 208 Southfield, MI 48076
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On Monday, June 30, 2008, Ann Arbor Burgers, Inc., a wholly owned subsidiary of Diversified Restaurant Holdings, Inc., closed on a loan with Home City Federal Savings Bank of Springfield. The proceeds of the loan are to be used for construction and start-up costs for a new buffalo wild wings restaurant to be located in Ann Arbor, Michigan. The date of the note is June 20, 2008 and it has a maturity date of December 20, 2015.

The loan is for the principal amount of $500,000.00 with payments to be made monthly over the seven year term of the Loan. Ann Arbor Burgers, Inc. will be required to pay monthly payments of accrued interest calculated on the amount of principal outstanding, beginning on July 20, 2008, followed by 84 monthly payments of principal and interest in the amount of $7,669.14, beginning January 20, 2009.

The interest rate on the loan is 7.50% and it is fixed for the term of the loan.

The loan is secured by the inventory and the equipment owned by Ann Arbor Burgers, Inc.

The loan is also guaranteed by:

T. Michael Ansley, President (personally)

Thomas D. Ansley (personally).

Item 9.01  Financial Statements and Exhibits

(d)

The following exhibits are included with this Report.

Exhibit 10.1

Commercial Security Agreement dated June 20, 2008 by and between Home City Federal Bank of Springfield and Ann Arbor Burger, Inc.

Exhibit 10.2

Promissory Note dated June 20, 2008 by and between Home City Federal Bank of Springfield and Ann Arbor Burger, Inc.

Exhibit 10.3

Line of Credit Agreement dated June 30, 2008 by and between Home City Federal Bank of Springfield and Ann Arbor Burger, Inc.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: July 2, 2008	By:	/s/ T. Michael Ansley
	Name:	T. Michael Ansley
	Title:	President

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